                                                                   EXHIBIT 10.15
                                                                       EA9730-53

                        DEPARTMENT OF NATURAL RESOURCES

                   EFFICIENCY AND ALTERNATIVE ENERGY PROGRAM
                             CONTRIBUTION AGREEMENT


                      THIS AGREEMENT is made in duplicate

BETWEEN:

        HER MAJESTY THE QUEEN IN RIGHT OF CANADA ("CANADA"), represented by the Minster of Natural Resources,

AND:    HYDROGENICS CORPORATION,

        incorporated under the laws in force in the Province of Ontario, (the "PROPONENT").

        WHEREAS Canada wishes to encourage the adoption of energy efficiency and renewable energy technologies in all sectors of the Canadian economy and has established the Efficiency and Alternative Energy Program for this purpose;

        WHEREAS Canada and the Proponent agree that for the Proponent to develop and implement the Project as described in Schedule A, the Proponent will require financial assistance from Canada;

        AND WHEREAS Canada is willing to provide financial assistance towards the total Eligible Costs of the Project in the manner and upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, Canada and the Proponent agree as follows:

1.      INTERPRETATION

1.1     In this Agreement:

        "AGREEMENT" means this Agreement and the attached Schedules A, B and C;

        "COMPLETION DATE" means the date specified in Article 3.2;

        "ELIGIBLE COSTS" means any cost incurred by the Proponent in the period between DECEMBER 1, 1999 AND JANUARY 1, 2002 in relation to the Project and which is listed in Schedule B;

        "FISCAL YEAR" means the period beginning on April 1 of any year and ending on March 31 in the next year;

        "INTELLECTUAL PROPERTY" means any information developed by the Proponent in performance of the Project including, without limitation, data, techniques, methods, processes, know-how, inventions, designs, formulae, photographs. drawings, plans, specifications, reports, studies, technical and procedural manuals, programs including computer hardware and software and source code, whether susceptible to copyright or not, and all patents, copyrights, trademarks, and industrial designs arising therefrom;

        "MINISTER" means the Minister of Natural Resources and includes any duly authorized officers or representatives;

        "PROJECT" means the Project described in Schedule A;

        "PROPOSAL" means a written proposal including at least a background, purpose, work description, results expected and a budget, which is accepted by the Minister for a specific Project; and

        "REVENUE" means all considerations received by the Proponent from any person or party in respect of the licensing, selling, marketing or commercialization of the Intellectual Property, less returns actually credited and any applicable sales taxes.

2.      REPRESENTATIONS AND WARRANTIES

2.1 The Proponent represents and warrants that all factual matters contained in the Proposal and all material submitted in support are true and accurate, and that all estimates, forecasts and other related matters involving judgement were prepared in good faith and to the best of its ability, skill and judgement.

3.      CONDUCT OF PROJECT

3.1 The Proponent shall carry out the Project promptly, diligently and in a professional manner and in accordance with the terms and conditions of this Agreement.

3.2     The Proponent shall complete the Project by January 1, 2002.

3.3 The Proponent shall comply with all federal, provincial and municipal laws in relation to the Project.

4.      CONTRIBUTIONS

4.1 Notwithstanding any other provision of this Agreement, Canada's liability under this Agreement shall not in any circumstances exceed $200,000.00 plus applicable 7% Goods and Services Tax (GST).

4.2 Subject to the terms and conditions of this Agreement, Canada shall make a contribution to the Proponent towards the Eligible Costs of the Project in accordance with Article 5 and Schedule B.

4.3 In order to be eligible to receive a full contribution as described herein, the Proponent must submit its final claim for payment on or before MARCH 31, 2002.

4.4 Canada may reduce its contribution by such an amount as the Minister may decide if the Proponent receives contributions or payments in respect of the Project covered by this Agreement in addition to, or from sources other than, those named in its Proposal.

5.      METHOD OF PAYMENT

5.1 Subject to Article 5.2, following receipt of a claim, acceptable to the Minister, for payment of Eligible Costs paid by the Proponent, accompanied by copies of invoices, vouchers, and any other documents that the Minister may require, Canada shall pay its contribution towards the Eligible Costs of the Project.

5.2     Canada shall withhold 10% from any payment under Article 5.1 until:

        (a) the Project has been completed to the satisfaction of the Minister;

        (b) a final report documenting the completion of the Project has been received and approved by the Minister; and

        (c) the Minister has approved a final statement of Eligible Costs paid in respect of the Project.

5.3 The Proponent shall submit claims for payment at least on a quarterly basis and not more frequently than on a monthly basis.

6.      REPAYMENT OF CONTRIBUTION

6.1 The Proponent shall pay to Canada TWO per cent (2.0 %) of the Revenue received by the Proponent.

6.2 Notwithstanding any other provision of this Agreement, Article 6.1 shall remain in effect for a period of TEN years or until Canada has received $200,000.00 from any Revenue received by the Proponent, whichever occurs first.

6.3 The Proponent shall submit Revenue reports and payments to Canada as described in Schedule C for the period set out in Article 6.2.

6.4 The Proponent agrees that all considerations to be received by the Proponent in respect of the licensing, selling, marketing or commercialization of the Intellectual Property shall be established in a bona fide arm's length transaction between parties.

7.      ACCOUNTS AND AUDIT

7.1 Prior to the Completion Date of the Project and for three years after the period described in Article 6.2, the Proponent shall.

        (a) keep proper books, accounts and records of its Revenue and any contributions received and expenses incurred and paid in connection with the Project and shall keep its invoices, receipts and vouchers relating thereto;

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       (b)    keep proper and accurate records relating to the environmental impact (if any) of the Project; and

       (c) on demand, make available to the Minister such books, accounts, records, invoices, receipts and vouchers referred to above and permit the Minister to examine and audit and take copies and extracts from such documents.

7.2 If any discrepancy is identified between the amounts paid by Canada and the amounts actually payable under this Agreement, the appropriate adjustments shall be promptly made between the parties. If there has been an overpayment by Canada, the amount of the overpayment shall constitute a debt due to Canada and may be so recovered.

8.     INTELLECTUAL PROPERTY

8.1 Subject to Articles 8.2, 8.3 and 12.1, title to all Intellectual Property shall be vested in the Proponent.

8.2 The Proponent hereby grants to Canada a non-exclusive, royalty-free licence in perpetuity to use or sublicense the use of any Intellectual Property for any purpose, which licence Canada may not exercise until three years after the Completion Date and then only if in the Minister's sole opinion the Proponent has failed to take reasonable steps to develop and market in Canada the products, processes or services to which the Intellectual Property relates.

8.3 The Proponent shall supply to Canada copies of all reports, documents and publications arising out of the performance of the Project; and the right to the copyright in all such reports, documents and publications shall be vested in Canada which hereby grants to the Proponent a non-exclusive, royalty-free licence to copy and publish the material provided that Canada's financial support is prominently acknowledged in any publication.

8.4 The Proponent shall ensure that any moral rights in the reports, documents and publications arising out of the performance of the Project are irrevocably waived in favour of Canada.

8.5 Except with the written consent of the Minister, the Proponent shall not license the Intellectual Property to any government other than the Government of Canada or to any person, corporation, partnership or business for the purpose of manufacturing outside Canada the products or processes resulting from the Project, and shall place the same restrictions on any authorized licensee.

8.6 If the Proponent elects not to retain ownership of or use any Intellectual Property, the Proponent shall notify the Minister of this election and shall, if the Minister so requires, assign and transfer the Intellectual Property to Canada, whereupon Canada will grant the Proponent a non-exclusive, royalty-free licence to use the Intellectual Property solely for internal purposes, if so requested by the Proponent.

9.     INDEMNITY

9.1 The Proponent shall indemnify and save harmless Canada and its Ministers, officers, employees and agents from and against any and all claims, damages, loss, costs and expenses which they or any of them may at any time incur or suffer as a result of or arising out of any injury to persons (including injuries resulting in death) or loss of or damage to property which may be or be alleged to be caused by or suffered as a result of the carrying out of the Project or any part thereof, except to the extent caused by a breach of duty of Canada or its Ministers, officers, employees or agents.

9.2 The Proponent shall indemnify and save harmless Canada and its Ministers, officers, employees and agents from and against any and all claims, damages, loss, costs and expenses which they or any of them may at any time incur or suffer as a result of or arising out of any claim, demand or action for the infringement or alleged infringement of any patent, registered industrial design, copyright or other intangible property based upon the use thereof by the Proponent or upon the use of the Intellectual Property by Canada in accordance with the terms of this Agreement.

9.3 The Proponent shall indemnify and save harmless Canada and its Ministers, officers, employees and agents from and against any and all claims, damages, loss, costs and expenses which they or any of them may at any time incur or suffer as a result of or arising out of any claim, demand or action made by a third party against them or any of them based upon Canada's capacity as a provider of financial assistance under this Agreement, including without limitation, any claim in respect of materials or services provided by a third party to the Proponent or to a subcontractor of the Proponent.

10.    ACCESS

10.1 The Proponent shall ensure that the Minister has access during normal working hours to any premises or place where the Project is being carried out for the purposes of inspecting and assessing the progress of the Project and all matters pertaining thereto.

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11.    REPORTS

11.1 The Proponent shall submit Project reports satisfactory to the Minister in accordance with the provisions of Schedule C or as otherwise requested by the Minister.

12.    DEFAULT

12.1 If, in the opinion of the Minister, there has been a misrepresentation or a breach of warranty under Article 2, or the Proponent fails to proceed diligently with the Project, or is otherwise in default in carrying out any of the terms, conditions, covenants, or obligations of this Agreement, or if the Proponent becomes bankrupt or insolvent, or has a receiving order made against it (either under the Bankruptcy and Insolvency Act or otherwise), or a receiver is appointed, or the Proponent makes an assignment for the benefit of creditors, or if an Order is made or a Resolution passed for the winding up of the Proponent, or if the Proponent takes the benefit of any statute for the time being in force relating to bankrupt or insolvent debtors, the Minister may, by giving notice in writing to the Proponent, exercise any or all of the following remedies:

       (a)    terminate the whole or any part of this Agreement;

       (b) terminate the obligation on the part of Canada to pay any monies in respect of the Project, including monies due or accruing due;

       (c) direct the Proponent to repay forthwith all or any part of monies paid by Canada pursuant to this Agreement and that amount is a debt due to Canada and may be so recovered;

       (d) request the Proponent to assign all rights in the Intellectual Property and the Proponent shall, if so requested, do so; and

       (e) request the Proponent to transfer to Canada title to all or any of the equipment and supplies purchased by the Proponent to carry out the Project and funded by Canada under this Agreement, and the Proponent shall, if so requested, do so.

12.2   In the event of a termination of this Agreement by the Minister under
       Article 12.1, Canada may, in the discretion of the Minister, pay to the Proponent Canada's share of the Eligible Costs of the Project completed to the date of termination.

13.    SALE OF PROPERTY

13.1 If, prior to the Completion Date of the Project, the Proponent sells, leases, or otherwise disposes of any property other than Intellectual Property, where the cost of the property is part of the Eligible Costs under the Project to which Canada has contributed under this Agreement, the Proponent shall immediately notify the Minister in writing of the disposition and, if the Minister so requires, the Proponent shall share with Canada the proceeds of the disposition in the same ratio as that of Canada's contribution to the purchase of the property, except that Canada's share shall not exceed its contribution under this Agreement.

14.    SUBCONTRACTS

14.1 Except as provided in the Proposal, the Proponent shall not subcontract all or any part of the Project funded by Canada unless the Proponent has obtained the prior written consent of the Minister. Every subcontract entered into by the Proponent shall provide that the subcontractor shall comply with the terms and conditions of this Agreement which are applicable to the subcontract.

15.    ACKNOWLEDGMENT

15.1 The Proponent will acknowledge the financial support of Canada in all public information produced as part of the Project.

16.    NOTICES

16.1 The claims for payment, requests, notices, and information referred to in this Agreement shall be sent in writing or by any method of telecommunication and, unless notice to the contrary is given, shall be addressed to the party concerned at the following address:

              TO CANADA:

                     Natural Resources Canada
                     CANMET Energy Technology Centre
                     Bells Corners Complex
                     1 Haanel Drive, Building 3
                     Nepean, Ontario
                     K1A 1M1

                     Attention:      Norm Benoit

                     Telephone:      (613) 996-6165
                     Facsimile:      (613) 995-7868

              TO THE PROPONENT:

                     Hydrogenics Corporation
                     100 Caster Avenue
                     Woodbridge, Ontario
                     L4L 5Y9

                     Attention:      Pierre Rivard, President

                     Telephone:      (905) 851-8866-extension 222
                     Facsimile:      (905 851-2328

16.2 Notices, requests and documents are deemed to have been received, if sent by registered mail, when the postal receipt is acknowledged by the other party; by telegram, when transmitted by the carrier; by telex or facsimile, when transmitted and receipt is confirmed; and by messenger or specialized courier agency, when delivered.

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17.    LEGAL RELATIONSHIP

17.1 Nothing contained in this Agreement shall create the relationship of principal and agent, employer and employee, partnership or joint venture between the parties.

17.2 The Proponent shall not make any representation that the Proponent is an agent of Canada and shall ensure that the members of the Proponent do not make any representation that could reasonably lead any member of the public to believe that the Proponent or its members or contractors are agents of Canada.

18.    TIME OF ESSENCE

18.1   Time is of the essence of this Agreement.

19.    MEMBERS OF THE HOUSE OF COMMONS

19.1 No Member of the House of Commons shall be admitted to any share or part of this Agreement or to any benefit to arise therefrom.

20.    CONFLICT OF INTEREST

20.1 It is a term of this Agreement that no individual, for whom the post-employment provisions of the Conflict of Interest and Post-Employment Code for Public Office Holders or the Conflict of Interest and Post-Employment Code for the Public Service apply, shall derive a direct benefit from this Agreement unless that individual is in compliance with the applicable post-employment provisions.

21.    FUNDS


21.1 The Proponent shall not make any direct or indirect reference to this Agreement for the purpose of raising funds without the prior written approval of the Minister.

22.    ASSIGNMENT

22.1 This Agreement shall not be assigned in whole or in part by the Proponent without the prior written consent of the Minister and any assignment made without that consent is void and of no effect.

22.2 Where an assignment of this Agreement is made pursuant to Article 22.1, such assignment shall not relieve the Proponent of any obligation under this Agreement or impose any liability upon Canada.

23.    DISPUTE RESOLUTION


23.1 The parties agree to negotiate all disputes arising from this Agreement in good faith after receiving written notification of the existence of a dispute from any party.


23.2 If a dispute arising out of this Agreement cannot be settled amicably through negotiation, then the parties agree that either party may submit the dispute to mediation as administered by the Arbitration and Mediation Institute of Canada Inc. upon written notice to the other party. The cost of mediation shall be borne equally by the parties.

24.    GOVERNING LAW

24.1 This Agreement shall be interpreted in accordance with the laws in force in the Province of ***.

25.    AMENDMENTS

25.1 No amendment of this Agreement nor waiver of any of the terms and provisions shall be deemed valid unless effected by a written amendment signed by the parties.

26.    ENTIRE AGREEMENT

26.1 This Agreement constitutes the entire Agreement between the parties with respect to the subject matter of this Agreement and supersedes all previous negotiations, communications, and other agreements, whether written or verbal between the parties.


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27.    SUCCESSORS AND ASSIGNS

27.1 This Agreement shall enure to the benefit of and be binding on the parties and their respective representatives, successors and assigns.

       IN WITNESS WHEREOF this Agreement has been executed on behalf of HER MAJESTY THE QUEEN IN RIGHT OF CANADA by an officer duly authorized by the Minister of Natural Resources and on behalf of the PROPONENT, by an officer duly authorized in that behalf.




                    HER MAJESTY THE QUEEN IN RIGHT OF CANADA


May 25, 2000                /s/ MICHAEL BURKE
-------------               ----------------------------------------------------
    DATE                    MICHAEL BURKE, TECHNOLOGY MANAGER, INDUSTRY PROGRAMS


                             HYDROGENICS CORPORATION

   18/05/00                 /s/ PIERRE RIVARD
-------------               ----------------------------------------------------
    DATE                    PIERRE RIVARD, PRESIDENT

                                   SCHEDULE A

                            HYDROGENICS CORPORATION

                                STATEMENT OF WORK

BACKGROUND:

     The proposed test station would build on the present HYDROGENICS FCATS (Fuel Cell Automated Test station) technology, which is now in its 8th generation of developmental effort. Beyond the features that are currently offered to the automotive-grade FCATS, the proposed new version would add significant features that are specific to residential applications. The proposed design will include means to measure the power conditioning capability of a residential generator, including the inverter and inductance simulation, the coupling to the utility grid, the fuel processor performance, the fuel cell stack performance (including the real-time measurement of up to 400-cell stacks' individual cell voltages), the heat recovery system, and others.

     Such an appliance does not yet exist in today's market. Most clients have the capability to develop and manufacture their own test stations, but find that their resources are better employed developing fuel cells or Membrane Electrode Assemblies (MEA's) rather than data acquisition and control. HYDROGENICS and its partners propose to develop a prototype to assess the marketing potential of a residential FCATS' reliability, performance, cost and man-machine interface, for the benefit of all utilities, governmental agencies and fuel cell manufacturers.


OBJECTIVE/PURPOSE:

     HYDROGENICS, in concert with Ontario Power Technologies (formerly Ontario Hydro Technologies) and a group of utilities, propose to develop an automated test station specifically designed for residential fuel cells. This advanced design will measure residential fuel cells' energy and mass balance, effluent concentrations, performance de-rating over time, heat losses, etc., leading to better products targeted at energy efficiency designs for future homes. An advanced test station will also allow to objectively document the environmental benefits of residential fuel cell systems, helping to prove compliance to international accords on emissions reduction and to build a compelling case for clean power.


PERFORMANCE TARGETS

-------------------------------------------------------------------------------------------------------------------------------
                                Functional                                                     Residential FCATS
-------------------------------------------------------------------------------------------------------------------------------
Measure and display individual cells' voltage concurrently, and in real-time                       400 cells
-------------------------------------------------------------------------------------------------------------------------------
Measure electrical output harmonics and power conditioning quality                          To plus or minus 1% FS
-------------------------------------------------------------------------------------------------------------------------------
Real-time, on-line Internal Resistance IR measurement                                       To plus or minus I Ohms
-------------------------------------------------------------------------------------------------------------------------------
Effluent analysis (Gas Chromatography)                                                   To 200 ppm CO(plus or minus l)
                                                                                               To 2% molar CO(2)
                                                                                            To 10% molar Bleed air
                                                                                                  To 100% RH
                                                                                                To 80% molar N2
-------------------------------------------------------------------------------------------------------------------------------

Rated maximum fuel cell output                                                                       12kW
-------------------------------------------------------------------------------------------------------------------------------

Full unattended operations, & safety monitoring                                                24 hours per day

                                                                                                7 days per week
-------------------------------------------------------------------------------------------------------------------------------
Desired life cycle of test articles(1)                                                            40,000 hrs +
-------------------------------------------------------------------------------------------------------------------------------

Desired life cycle of Test Station                                                               > 100,000 hrs
-------------------------------------------------------------------------------------------------------------------------------
Reformate conditioning and metering                                                     Load following within 5 seconds
-------------------------------------------------------------------------------------------------------------------------------
Time response for dew point change                                                                   5 min
-------------------------------------------------------------------------------------------------------------------------------
Bulk -- Mainframe(W x M x L) (meters)                                                            2.5 x 2 x 1.5
-------------------------------------------------------------------------------------------------------------------------------
Bulk -- Test article cubicle (W x H x L) (meters)                                                  2 x 2 x 2
-------------------------------------------------------------------------------------------------------------------------------
Weight                                                                                              800 kg
-------------------------------------------------------------------------------------------------------------------------------

--------------------------
(1) Note that tests will normally be of limited duration: 10's to 100's of hours, to confirm performance claims of initial units. To certify commercial-grade products, only several hours of test will be required prior to commissioning in the field.

MAJOR TASKS



-------------------------------------------------------------------------------------------------------------------------------
ACTIVITY                             COMPLETION                                       WORK
                                        DATE
-------------------------------------------------------------------------------------------------------------------------------

Start                                1 Jan 2000       Milestone
-------------------------------------------------------------------------------------------------------------------------------
Beta Conceptual                     27 Feb 2000       Process & Instrumentation Diagram P&ID, parameterization,
Design - Mechanical                                   design of 3D bulk and clearance/positioning, cabinetry, specifying components, detailing
-------------------------------------------------------------------------------------------------------------------------------
Beta Conceptual                      8 Apr 2000       Design of electrical wiring diagram, physical wiring diagram,
Design -- Electrical                                  terminal box physical layout diagram
-------------------------------------------------------------------------------------------------------------------------------
Beta Conceptual                      5 May 2000       Coding main and sub-routines in BridgeVIEW(TM), Man-Machine
Design - Software                                     Interface
-------------------------------------------------------------------------------------------------------------------------------
Beta Satellite Cart                 29 Jan 2000       Assembly of piping, sensors, actuators, valves, relays,
Assembly                                              components and wiring
-------------------------------------------------------------------------------------------------------------------------------
Beta Mainframe                      12 Aug 2000       Assembly of wiring to/from computer and data acquisition
Assembly                                              circuitry, mounting of terminal box, umbilical cord bulkheads and gateways, connectors, UPS
-------------------------------------------------------------------------------------------------------------------------------
Beta System                           26 Apr 00       Linking of mainframe to satellite, and of satellite to fuel cell stack
Integration                                           / balance of plant
-------------------------------------------------------------------------------------------------------------------------------
Beta Functional                    10 Sept 2000       Power up, troubleshooting, leak check, continuity check
Testing
-------------------------------------------------------------------------------------------------------------------------------
Beta Delivery to                    15 OCT 2001       Milestone
 OPT
-------------------------------------------------------------------------------------------------------------------------------
Beta On-Going                        1 Jan 2001       Testing under dynamic load conditions, diurnal load cycles,
Testing at OPT                                        seasonal load cycles, co-generation evaluations
-------------------------------------------------------------------------------------------------------------------------------
Alpha Assembly                      20 Sep 2000       Based on Beta model and on initial feedback from OPT testing
-------------------------------------------------------------------------------------------------------------------------------
Alpha Design                        15 Mar 2001       Continuous improvement of the pre-commercial design
Iterations at
HYDROGENICS
-------------------------------------------------------------------------------------------------------------------------------
Alpha On-Going                       1 Jan 2002       Testing under dynamic load conditions, fuel cell and reformer
Testing at                                            evaluation, and durability/robustness issues.
HYDROGENICS
-------------------------------------------------------------------------------------------------------------------------------
Final Report /                       3 Sep 2001       Photographing, diagramming, charting, screen captures, operating
Documentation                                         protocol
-------------------------------------------------------------------------------------------------------------------------------
End of Project                       1 Jan 2002       Milestone
-------------------------------------------------------------------------------------------------------------------------------

METHOD OF APPROACH



HYDROGENICS proposes to develop two stations. One Alpha version would be installed at HYDROGENICS, to be organically modified and improved over the project's time line. Another version, the Beta, would be installed at OPT(2), to be trialled with an actual residential system expected to be delivered by Energy Partners by the end of the first year of this project.

Two stations are required, so that one station can be dedicated "non-stop" to OPT's commitment to Consolidated Edison to test Energy Partners' residential fuel cell in the coming year, and one station can be used as a work-in progress at HYDROGENICS to incorporate design improvements required by pre-commercial certification.

Design improvements emanating from OPT's Beta test article would be immediately fed back for embodiment in the Alpha version at HYDROGENICS, so that OPT's experimental work with Energy Partners can proceed without interruption, and so that HYDROGENICS can evolve its system to commercial readiness without impacting on OPT. The second version of the FCATS will entail minimal changes to the hardware, but will likely involve significant iterations to the softawre.

The mainframe module will include the following elements: industrial-grade computer, keyboard, mouse, data acquisition modules mounted in a chassis, AC/DC power supplies (24VDC, +15VDC, -15VDC, 5VDC), cabinet, Uninterruped Power Supply
(UPS), 120 VAC bus and fusing, roller base. The mainframe runs all the software necessary for remote monitoring and control of the residential system, under test.

The software will be written in BridgeVIEW, National Instruments' industrial-grade superset of LabVIEW, a graphical programming tool easily customizable by users of the FCATS. The data acquisition and control modules

---------------------------------
(2) OPT - Ontario Power Technologies
will be FieldPOINT modules, recently introduced by National Instruments. All modules will be opto-isolated, for enhanced reliability and safety. Modularity of RS 485/232 network modules is to ensure expandability and flexibility.

The mechanical parts in the mainframe will include: mass flow controllers, electrical terminal box, valves and solenoids, thermocouple pads, pressure relief valves, back pressure regulators, analog pressure gauge, all related tubing and connections.

There will be two "roll-away" carts in close proximity to the mainframe, and linked to the main module by an umbilical connection: the programmable load unit, including a programmable inductance and a programmable resistance to simulate the full range of home appliances' energy proflle; and an AC impedance cart, used to measure the internal resistance of the stacks at high currents without having to scale back the current or to interrupt experiments.

Following the fabrication, the sponsors will conduct extensive testing and accreditation of the beta and alpha prototype, feeding back information on the design. During the accreditation phase, favored operating regimes will be ascertained, and complementary/advanced balance of plant designs will be developed.


BENEFITS:
ENERGY SAVINGS:     Facilitating up to 660 PetaJoules/annum in Canada, assuming
                    10% penetration of residential fuel cell markets by 2010.

EMPLOYMENT:         1)  Development Phase
                        -----------------
                    12 researchers (6.7 person years) at HYDROGENICS and
                    Ontario Power Technologies OPT

                    2)  Commercialization Phase -
                        -----------------------
                    30 new jobs created (Scientific, Production, Support)

SALES:              This product will increase HYDROGENICS' sales by 30% (by
                    $3M) by 2001.



                                                   Amounts in $000's
                                                   -----------------
                         Sales               1998     1999     2000      2001
                         Domestic            0        0        0         0.5
                         Export              0        0        1.5       3.0


ENVIRONMENT:        The advent of distributed generation in the form of
                    residential fuel cells will incur important energy savings and emissions reduction. It is estimated yearly energy savings of 660 PJ , with emissions reduction of 20 MT of C0(2)-equivalent in green house gas emission.

                    Distributed generation will allow incremental growth in grid capacity, rather than oversized and inefficient quantum increases in large-scale power generation. Similarly, localized cogeneration (heat+electricity) at the home level will create important systemic savings in energy; unlike electrons, heat cannot be adequately transported over long distances, and thus much of it is lost under a centralized generation paradigm. By comparison, the residential Fuel cells' distributed cogeneration will reduce the systemic caloric waste of centralized power stations. Distributed generation will also eliminate the electrical losses incurred in the transport of electrical power over transmission and distribution lines.


TECHNOLOGY
 LEADERSHIP:        This project will consolidate Canadian leadership in the
                    rapidly evolving field of fuel cells (window of opportunity accessible only for a limited time, until larger foreign competitors fill the niche). It will also expand HYDROGENICS technology base, skills set and manpower. It will yield lowered manufacturing costs, leading to lower fuel cell costs and to increased international competitiveness of the Canadian industrial base in this emerging market. It will yield Improved quality control and manufacturability of fuel cells among residential fuel cell manufacturers. Finally, it will increase training/R&D opportunities for Ontario Power
                    Technologies' University partners, preparing the manpower and skill base necessary to nurture a fast-growing industry

                                  SCHEDULE B

                            HYDROGENICS CORPORATION

                                ELIGIBLE COSTS



The Proponent shall be reimbursed for Eligible Costs paid following successful completion of Project requirements. Canada shall pay an amount equal to the lesser of the dollar or percentage amount of the Eligible Costs of the Project as indicated below. Eligible Costs shall be approved in accordance with Treasury Board Guidelines associated with the execution of the various Tasks as described in Schedule A. The reimbursable Provincial Sales Tax and the Goods and Services Tax costs must be net of any tax rebate to which the Proponent is entitled.


TOTAL ELIGIBLE COSTS                                                              $1,499,000.00


CONTRIBUTORS:                                                     $                       %

CANADA                                                            200,000.00              13.3
PROPONENT*                                                        1,299,000.00            86.7



*The Proponent's contribution shall include funding from:


IRAP Pre-commercialization Assistance                             475,000                 31.7
SR&ED tax credits                                                 75,000                  5.0



ELIGIBLE COSTS:
Labour                                                            866,000.00
Material & equipment                                              602,000.00
Travel                                                            10,000.00
Depreciation                                                      5,000.00
Rentals                                                           1,000.00
Legal                                                             15,000.00
Total                                                             1,499,000.00



NON-ELIGIBLE COSTS:

1)Property Taxes

2)Purchase of Land

                                   SCHEDULE C

                            HYDROGENICS CORPORATION

                                    REPORTS




1.1   REPORT WITH CLAIMS FOR PAYMENT

      With each claim for payment as described in article 5.1, the Proponent shall submit a report of activities to that time, in sufficient detail to allow progress to be evaluated.

1.2   REVENUE REPORTS AND PAYMENTS

      The Proponent shall provide to the Minister not later than 30 days after the end of March and September in each calendar year, for the period of the payment obligation described in ARTICLE 6.2 of this Agreement, a complete and accurate report (including nil reports) of any Revenue received by the Proponent and shall include any payments due to Canada. The reports shall:

      (a)     contain a statement of the Revenue received by the Proponent;

      (b) include a computation of any share of the Revenue, if any, due and payable to Canada; and

      (c) be certified as correct by the Treasurer or some other senior officer of the Proponent.

1.3   FINAL REPORT

      The final report will not contain confidential information but will contain enough descriptive, technical and energy, environmental and costs benefits information that it will be suitable for publication as a Technology Transfer item on its own and/or could be used as the basis for a fact sheet that would be prepared by others.

      -  Executive Summary

      -  Introduction

      -  Background

      -  Objectives

      -  Schematics

      - A review of the results of the project with comparisons of the achievements with the deliverables and of the work completed with the major work elements, with explanations of any deviations.

      - A description of the benefits that have or will accrue as a result of the project including energy efficiency, environmental impact. costs and paybacks, and any other appropriate measures such as productivity and quality improvements.




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